UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2007

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-31161	23-2908305
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification No.)

6166 Nancy Ridge Drive, San Diego,California		92121
(Address of principal executive offices)		(Zip Code)

858.453.7200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc. and/or our wholly owned subsidiary, BRL Screening, Inc., unless the context otherwise provides.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Louis J. Lavigne, Jr. resigned as a member of our Board of Directors on February 8, 2007, and our Board fixed the size of our Board at eight directors. Mr. Lavigne’s resignation was for personal reasons and did not involve any disagreement with Arena, our management or our Board of Directors. Mr. Lavigne served as Chairperson of the Audit Committee and as a member of the Corporate Governance and Nominating Committee.

On February 13, 2007, our Board of Directors appointed Donald D. Belcher, a current director and a member of the Audit Committee, as Chairperson of the Audit Committee, which consists of three members. Mr. Belcher has served as a member of the Audit Committee since December 2003 and served as Chairperson of the Audit Committee from July 2004 to February 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2007	Arena Pharmaceuticals, Inc.

By:	/s/ Steven W. Spector
Steven W. Spector
SVP, General Counsel and Secretary